[Letterhead of Marr, Miller & Myers, PSC]





September 24, 2001




CONSENT FOR INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-KSB, into the Registration Statement on Form S-8 of Cumberland Mountain Bancshares, Inc.



/s/ Marr, Miller & Myers, PSC

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Corbin, Kentucky